                                                                    Exhibit 20.1



March 26, 1999

                           ANNUAL DISTRIBUTION SUMMARY

                             AFCO CREDIT CORPORATION

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1998



ANNUAL HOLDERS' DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 1998 as set forth below:

Interest Payments

A.       Pursuant to subsection 4.11(g);

         1.       Amount distributed to the Class A Holders                             $ 25,932,805.55

         2.       Amount distributed to the Class B Holders                             $  1,526,684.04

         3.       Amount distributed to the Collateral Interest Holder                  $  2,129,884.65


Principal Payments

B.       Pursuant to subsection 4.11(h)(i);

         1.       Amount distributed to the Class A Holders                             $             0

         2.       Amount distributed to the Class B Holders                             $             0

         3.       Amount distributed to the Collateral Interest Holder                  $             0





                                           AFCO CREDIT CORPORATION, as Servicer



                                           By       C. LEONARD O'CONNELL
                                                ------------------------------
                                                Name:  C. Leonard O'Connell
                                                Title: Senior Vice President,
                                                       Treasurer and
                                                       Chief Financial Officer